CALCULATION OF REGISTRATION FEE

Title of each class of security to be registered	Maximum aggregate offering price	Amount of registration fee(1)
3.900% Notes due 2026	$750,000,000	$87,150
5.125% Notes due 2045	$750,000,000	$87,150

(1)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-200314
333-200314-01
333-200314-02

Prospectus Supplement

(To Prospectus Dated November 17, 2014)

TYCO INTERNATIONAL FINANCE S.A.

U.S. $750,000,000 3.900% Notes due 2026

U.S. $750,000,000 5.125% Notes due 2045

Fully and Unconditionally Guaranteed by each of

TYCO INTERNATIONAL PLC and

TYCO FIRE & SECURITY FINANCE S.C.A.

Tyco International Finance S.A. (“TIFSA”) is offering $750,000,000 aggregate principal amount of 3.900% Notes due 2026 (the “2026 notes”) and $750,000,000 aggregate principal amount of 5.125% Notes due 2045 (the “2045 notes”). TIFSA will pay interest on each of the 2026 notes on February 14 and August 14 of each year, beginning February 14, 2016, and will pay interest on the 2045 notes on March 14 and September 14 of each year, beginning March 14, 2016. The 2026 notes will bear interest at a rate of 3.900% per year, and the 2045 notes will bear interest at a rate of 5.125% per year.

TIFSA may redeem some or all of either of the series of notes at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. The notes will not be listed on any securities exchange. If we experience a change of control triggering event we may be required to offer to purchase the notes from holders. See “Description of the Notes and Guarantees—Change of Control.”

The notes will be unsecured and will rank equally with TIFSA’s other unsecured and unsubordinated debt. Payment of principal and interest on the notes will be fully and unconditionally guaranteed by Tyco International plc and Tyco Fire & Security Finance S.C.A. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement for important factors you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds, before expenses, to TIFSA(1)
Per 2026 note	99.284%	0.650%	98.634%
Total	$744,630,000	$4,875,000	$739,755,000
Per 2045 note	99.469%	0.875%	98.594%
Total	$746,017,500	$6,562,500	$739,455,000

(1)	Plus accrued interest from September 14, 2015 if settlement occurs after that date.

Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about September 14, 2015.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.	Morgan Stanley

Co-Managers

BBVA	BNP PARIBAS	BNY Mellon Capital Markets, LLC	Citigroup	J.P. Morgan	BofA Merrill Lynch

The Williams Capital Group, L.P.

The date of this prospectus supplement is September 9, 2015.

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in these documents, is accurate only as of the date of the applicable document. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. See “Underwriting” in this prospectus supplement.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” below.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Tyco International” are only to Tyco International plc, an Irish public limited company, references to “Tyco,” “the Company,” “we,” “us” and “our” or similar terms are to Tyco International and its consolidated subsidiaries, references to “Tyco Luxembourg” are to Tyco Fire & Security Finance S.C.A., a Luxembourg partnership limited by shares (société en commandite par actions), and references to “TIFSA” are to Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme). The financial information presented in this prospectus supplement has been prepared in accordance with U.S. generally accepted accounting principles.

INCORPORATION BY REFERENCE

Tyco International Finance S.A., Tyco Fire & Security Finance S.C.A. and Tyco International plc “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission (the “SEC”). The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained in this prospectus supplement and the accompanying prospectus or a subsequently filed document that is incorporated by reference.

A business within the Rest of World Installation & Services segment which the Company intends to sell has been classified as a discontinued operation in our interim consolidated financial statements for the quarters and six months ended March 27, 2015 and March 28, 2014, and the quarters and nine months ended June 26, 2015 and June 27, 2014. The effects of reclassifying this business as a discontinued operation individually or in the aggregate is not material to previously issued annual or interim financial statements. As a result, the consolidated financial statements on Form 10-K for the fiscal year ended September 26, 2014 and the interim period financial statements on Form 10-Q for the quarterly period ended December 26, 2014, which are incorporated by reference in this prospectus supplement, have not been recast to reflect this business as a discontinued operation. Upon filing of the annual financial statements on Form 10-K for the fiscal year ending September 25, 2015 and the interim financial statements on Form 10-Q for the quarter ending December 25, 2015, we intend to recast the financial statements for fiscal years ended September 26, 2014 and September 27, 2013, and the quarterly period ended December 26, 2014 to reflect this business as a discontinued operation. Additionally, we intend to recast the selected financial data for fiscal years ended September 28, 2012 and September 30, 2011. For purposes of this filing, we have also taken into consideration the impact of this discontinued operation on the fiscal year ended September 24, 2010. The effect of reflecting this business as a discontinued operation will decrease our net revenue by $8 million, $15 million, $17 million, $12 million and $13 million to $10,332 million, $10,058 million, $9,875 million, $10,069 million and $10,597 million for fiscal years ended September 26, 2014, September 27, 2013, September 28, 2012, September 30, 2011 and September 24, 2010, respectively. The effect of reflecting this business as a discontinued operation will increase our income from continuing operations attributable to Tyco ordinary shareholders by $3 million for the fiscal years ended September 26, 2014, September 27, 2013 and September 30, 2011, and $2 million for the fiscal year ended September 24, 2010, to $797 million, $446 million, $551 million and $235 million, respectively, and decrease our Loss from continuing operations attributable to Tyco ordinary shareholders by $1 million to $411 million for the fiscal year ended September 28, 2012. Recasting of the financial statements will not have an effect on previously reported net income attributable to Tyco ordinary shareholders, total assets, long-term debt and total Tyco shareholders’ equity.

This prospectus supplement incorporates by reference the documents set forth below (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed on November 14, 2014;

•	Quarterly report on Form 10-Q for the quarter ended December 26, 2014, filed on January 30, 2015;

•	Quarterly report on Form 10-Q for the quarter ended March 27, 2015, filed on April 24, 2015;

•	Quarterly report on Form 10-Q for the quarter ended June 26, 2015, filed on July 31, 2015;

•	Definitive Proxy Statement on Schedule 14A, filed on January 9, 2015;

•	Current Reports on Form 8-K, filed on October 14, 2014, November 17, 2014 (with respect to Items 1.01, 2.03, 5.02, 8.01 and 9.01), December 2, 2014, December 10, 2014, January 14, 2015, February 25, 2015, March 4, 2015, August 11, 2015 and August 20, 2015;

•	Current report on Form 8-K12B filed on November 17, 2014; and

•	Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), except for any documents or information that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Statements made in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference.

We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International plc, Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland, or by telephone at the following telephone number: +353 21 423 5000.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate,” “estimate,” “believe,” “commit,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “positioned,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, regarding expectations with respect to future events, including sales, earnings, cash flows, operating and tax efficiencies, product expansion, backlog, the consummation and benefits of acquisitions and divestitures, as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. For discussions of certain risks, uncertainties and contingencies that might affect such forward-looking statements, please see “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended September 26, 2014, which is incorporated by reference.

Given those risks, uncertainties and contingencies, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Tyco International plc

Tyco is a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Our broad portfolio of products and services, sold under well-known brands such as Tyco, Sensormatic, Wormald, Ansul, Simplex, Scott, and ADT (in jurisdictions outside of North America), serve security, fire detection and suppression and life safety needs across commercial, industrial, retail, institutional and governmental markets, as well as non-U.S. residential and small business markets. We hold market-leading positions in large, fragmented industries and we believe that we are well positioned to leverage our global footprint, deep industry experience, strong customer relationships and innovative technologies to expand our business in both developed and emerging markets. We operate and report financial and operating information in the following three operating segments:

•	North America Installation & Services (“NA Installation & Services”) designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, institutional and governmental customers in North America.

•	Rest of World (“ROW”) Installation & Services (“ROW Installation & Services”) designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, residential, small business, institutional and governmental customers in the ROW regions.

•	Global Products designs, manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide, including products installed and serviced by our NA and ROW Installation & Services segments.

We also provide general corporate services to our segments and these costs are reported as Corporate and Other.

Tyco International plc is an Irish public limited company. Its registered and principal office is located at Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland, and its telephone number at that address is +353 21 423 5000. Its management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540.

Tyco Fire & Security Finance S.C.A.

Tyco Luxembourg is wholly-owned, directly and indirectly, by Tyco International. Tyco Luxembourg is registered with the Luxembourg Trade and Companies Register under the number B 190265. Tyco Luxembourg’s registered and principal offices are located at 29, Avenue de la Porte-Neuve, L-2227 Luxembourg, Luxembourg and its telephone number at that address is +352-266-378-51. Tyco Luxembourg was formed on September 5, 2014 with a capital contribution of $50,000. Tyco Luxembourg performs certain finance-related functions, primarily the guarantee of TIFSA’s debt, including the notes.

Tyco International Finance S.A.

TIFSA is a wholly-owned subsidiary of Tyco Luxembourg and an indirect wholly-owned subsidiary of Tyco International. TIFSA is registered with the Luxembourg Trade and Companies Register under the number B 123550. TIFSA’s registered and principal offices are located at 29, Avenue de la Porte-Neuve, L-2227 Luxembourg, Luxembourg and its telephone number at that address is +352-266-378-51. TIFSA is a holding company established to directly and indirectly own substantially all of the operating and other holding subsidiaries of Tyco International and to issue debt securities, including the debt securities referred to in the accompanying prospectus and the notes. Otherwise, it conducts no independent business.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of the Notes and Guarantees” in this prospectus supplement and “Description of Debt Securities and Guarantee of Debt Securities” in the accompanying prospectus.

Issuer	Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme).

Guarantors	Tyco International plc, an Irish public limited company, and Tyco Fire & Security Finance S.C.A., a Luxembourg partnership limited by shares (société en commandite par actions).

Securities Offered	$750,000,000 in principal amount of 3.900% Notes due 2026.

$750,000,000 in principal amount of 5.125% Notes due 2045.

Initial Offering Price	99.284% per 2026 note.

99.469% per 2045 note.

Maturity Date	The 2026 notes will mature on February 14, 2026.

The 2045 notes will mature on September 14, 2045.

Interest Payment Dates	Interest on the 2026 notes will be paid on February 14 and August 14 of each year, beginning on February 14, 2016.

Interest on the 2045 notes will be paid on March 14 and September 14 of each year, beginning on March 14, 2016.

Interest Rate	The 2026 notes will bear interest at 3.900% per annum from September 14, 2015.

The 2045 notes will bear interest at 5.125% per annum from September 14, 2015.

Optional Redemption	Prior to November 14, 2025 (three months prior to the maturity date of the 2026 notes), with respect to the 2026 notes, and prior to March 14, 2045 (six months prior to the maturity date of the 2045 notes), with respect to the 2045 notes, TIFSA may, at its option, redeem the applicable series of notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the applicable notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after November 14, 2025 (three months prior to the maturity date of the 2026 notes), with respect to the 2026 notes, and on or after March 14, 2045 (six months prior to the maturity date of the 2045 notes), with respect to the 2045 notes, TIFSA may, at its option, redeem the applicable series of notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the applicable notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

For more detailed information on the calculation of the redemption prices, see “Description of the Notes and Guarantees—Optional Redemption.”

Redemption for Tax Reasons	We may redeem all, but not part, of either series of the notes upon the occurrence of specified tax events described under “Description of the Notes and Guarantees—Redemption for Tax Reasons.”

Form and Denomination	The notes will be issuable in whole in the registered form of one or more global securities. Interests in the global notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The notes will be unsecured and unsubordinated obligations that rank equally in right of payment with all of TIFSA’s existing and future unsecured and unsubordinated indebtedness.

Purchase of Notes Upon a Change of Control Triggering Event	Holders of notes will have the right to require TIFSA to purchase all or any part of their notes if a Change of Control Triggering Event occurs with respect to the notes. See “Description of the Notes and Guarantees—Change of Control.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see “Description of Debt Securities and Guarantee of Debt Securities—Events of Default” in the accompanying prospectus and “Description of the Notes and Guarantees—Additional Event of Default” below.

No Listing	The notes will not be listed on any securities exchange.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes to fund the redemption price of the entire $364.3 million in aggregate principal amount of our outstanding 8.5% Notes due 2019 that were previously called for redemption (including any make-whole premium and accrued and unpaid interest due on such notes), and the remaining net proceeds for general corporate purposes.

Risk Factors	You should consider carefully all the information set forth herein under “Risk Factors” and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 26, 2014 before investing in the notes.

Additional Notes	TIFSA may from time to time, without consent of the holders of the notes, issue notes having the same terms and conditions as the notes of either series. Additional notes issued in this manner will form a single series with the notes of such series offered hereby.

Governing Law	New York.

Trustee	Deutsche Bank Trust Company Americas.

SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial data of Tyco. This data is derived from Tyco’s consolidated audited financial statements for the five fiscal years ended September 26, 2014, September 27, 2013, September 28, 2012, September 30, 2011 and September 24, 2010, respectively, and the unaudited quarterly financial statements for the nine months ended June 26, 2015 and June 27, 2014, which, in the opinion of management, include all adjustments necessary for a fair statement of the results for the unaudited interim period. This selected financial data is not necessarily indicative of future results and should be read in conjunction with Tyco’s consolidated financial statements and related notes included in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and Tyco’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2015, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Tyco has a 52 or 53-week fiscal year that ends on the last Friday in September. Fiscal years 2014, 2013, 2012 and 2010 were 52-week years. Fiscal year 2011 was a 53-week year.

	For the Nine Months Ended		For the Years Ended
	June 26, 2015	June 27, 2014	2014(3)	2013(3)	2012(3)(4)(5)	2011(3)	2010(3)
	($ in millions, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$7,397	$7,629	$10,340	$10,073	$9,892	$10,081	$10,610
Income (loss) from continuing operations attributable to Tyco ordinary shareholders(1)	535	872	794	443	(412)	548	233
Net income attributable to Tyco ordinary shareholders(2)	485	1,927	1,838	536	472	1,719	1,130
Basic earnings per share attributable to Tyco ordinary shareholders:
Income (loss) from continuing operations	1.27	1.89	1.74	0.96	(0.89)	1.16	0.48
Net income	1.15	4.18	4.04	1.15	1.02	3.63	2.33
Diluted earnings per share attributable to Tyco ordinary shareholders:
Income (loss) from continuing operations	1.25	1.86	1.71	0.94	(0.89)	1.14	0.48
Net income	1.14	4.11	3.97	1.14	1.02	3.59	2.31
Cash dividends per share	0.205	0.18	0.68	0.62	0.90	0.99	0.86
Consolidated Balance Sheet Data:
Total assets	$11,720	$12,776	$11,809	$12,176	$12,365	$26,702	$27,066
Long-term debt	1,744	1,443	1,443	1,443	1,481	4,105	3,608
Total Tyco shareholders’ equity	4,304	6,002	4,647	5,098	4,994	14,149	14,066

(1)	Income (loss) from continuing operations attributable to Tyco ordinary shareholders for the fiscal years 2014 and 2012 includes asbestos related charges of $462 million and $111 million, respectively. Fiscal year 2014 also includes $96 million of legacy legal reversal and recoveries. In addition, fiscal year 2013 includes $100 million in environmental remediation costs related to our Marinette facility. See Notes 3 and 13 to the Consolidated Financial Statements in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014. Income (loss) from continuing operations attributable to Tyco ordinary shareholders for the quarter ended June 27, 2014 includes a $216 million gain related to the sale of Atkore.

(2)	Net income attributable to Tyco ordinary shareholders for the fiscal years 2014, 2013, 2012, 2011 and 2010 includes income from discontinued operations of $1,044 million, $93 million, $80 million, $69 million and $62 million, respectively, primarily related to Tyco’s South Korean security business that was sold during the third quarter of fiscal year 2014. Net income (loss) attributable to Tyco ordinary shareholders for the fiscal years 2012, 2011, and 2010 also includes income from discontinued operations of $804 million, $1,102 million, and $835 million, respectively, which is primarily related to The ADT Corporation and Pentair Ltd. (formerly Tyco Flow Control International Ltd.), which were spun-off in 2012 (the “2012 Separation”). The increase in net income attributable to ordinary shareholders for 2014 also includes a gain of $216 million relating to the sale of Atkore, which occurred during the quarter ended June 27, 2014. See Note 3 to the consolidated financial statements in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014.
(3)	A business within the Rest of World Installation & Services segment which the Company intends to sell has been classified as a discontinued operation in our interim consolidated financial statements for the quarters ended June 26, 2015 and June 27, 2014. The effects of reclassifying this business as a discontinued operation individually or in the aggregate is not material to previously issued annual financial statements. The effect of reflecting this business as a discontinued operation will decrease our net revenue by $8 million, $15 million, $17 million, $12 million and $13 million to $10,332 million, $10,058 million, $9,875 million, $10,069 million and $10,597 million for fiscal years ended September 26, 2014, September 27, 2013, September 28, 2012, September 30, 2011 and September 24, 2010, respectively. The effect of reflecting this business as a discontinued operation will increase our income from continuing operations attributable to Tyco ordinary shareholders by $3 million for fiscal years ended September 26, 2014, September 27, 2013 and September 30, 2011, and $2 million for fiscal year ended September 24, 2010, to $797 million, $446 million, $551 million and $235 million, respectively, and decrease our Loss from continuing operations attributable to Tyco ordinary shareholders by $1 million to $411 million for the fiscal year ended September 28, 2012. Recasting of the financial statements will not have an effect on previously reported net income attributable to Tyco ordinary shareholders, total assets, long-term debt and total Tyco shareholders’ equity.
(4)	The decrease in total assets and total Tyco shareholders’ equity in fiscal year 2012 is due to the distribution of our former flow control and North American residential security businesses.
(5)	The decrease in long-term debt in fiscal year 2012 is due to the $2.6 billion redemption of various debt securities in connection with the 2012 Separation. See Note 10 to the Consolidated Financial Statements in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014.

RISK FACTORS

Investing in the notes involves various risks, including the risks described below. The risks described below are not the only ones facing us. Our business also is subject to the risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events, climate change and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. You should carefully consider the following risks and the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 26, 2014 before investing in the notes.

Risks Relating to the Notes

We cannot assure you that an active trading market for the notes will develop.

The notes are new issues of securities with no established trading market, and we do not intend to list them on any securities exchange. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters have no obligation to do so and may cease their market-making at any time. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933 and the Exchange Act. Additionally, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market for the notes will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could adversely affect holders of the notes. In addition, the restrictions in the indenture on our ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.

We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. The terms of the indenture limit our ability to secure additional debt and enter into sale and lease-back transactions. However, these limitations are subject to numerous exceptions, which, among other things, permit us to grant liens securing certain indebtedness. The notes are unsecured and are effectively subordinated to any existing or future secured indebtedness of TIFSA, Tyco International and Tyco Luxembourg.

In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or debt ratings. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

Each of TIFSA, Tyco International and Tyco Luxembourg will depend on their respective subsidiaries for funds to meet its obligations under the notes and guarantees. The guarantees will be effectively subordinated to all existing and future liabilities of Tyco International’s and Tyco Luxembourg’s subsidiaries.

Tyco International is a holding company established to directly and indirectly own substantially all of the operating and other subsidiaries of Tyco. Tyco Luxembourg is a holding company established to perform certain finance-related functions, primarily the guarantee of TIFSA’s debt. TIFSA is a holding company formed to directly and indirectly own substantially all of the operating and other subsidiaries of Tyco International and to issue debt securities, including the debt securities referred to in the accompanying prospectus and the notes. Tyco International’s and Tyco Luxembourg’s principal source of cash flow, including cash flow to make payments on the notes pursuant to the guarantees, is dividends from their subsidiaries. TIFSA’s principal source of cash flow is interest income from Tyco subsidiaries. None of the subsidiaries of TIFSA, Tyco International or Tyco Luxembourg are under any direct obligation to pay or otherwise fund amounts due on the notes or guarantees, whether in the form of dividends, distributions, loans or other payments. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain subsidiaries of TIFSA, Tyco International or Tyco Luxembourg. If such subsidiaries are unable to transfer funds to TIFSA, Tyco International or Tyco Luxembourg and sufficient cash or liquidity is not otherwise available, TIFSA, Tyco International or Tyco Luxembourg may not be able to make principal and interest payments on their outstanding debt, including the notes or guarantees.

In addition, TIFSA’s, Tyco International’s and Tyco Luxembourg’s right to receive any assets of any of their respective subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets under the terms of the notes or pursuant to the guarantees, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if TIFSA, Tyco International or Tyco Luxembourg were a creditor of any of its respective subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it.

TIFSA may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a change of control event that constitutes a “Change of Control Triggering Event” as described under “Description of the Notes and Guarantees—Change of Control,” each holder of notes will have the right to require TIFSA to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If we experience a Change of Control Triggering Event, there can be no assurance that TIFSA would have sufficient financial resources available to satisfy its obligation to repurchase the notes. TIFSA’s failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes and Guarantees—Change of Control.”

Luxembourg laws differ from the laws in effect in the United States and may afford less protection to holders of our securities.

TIFSA and Tyco Luxembourg are organized under the laws of Luxembourg. It may not be possible to enforce court judgments obtained in the United States against us or against TIFSA or Tyco Luxembourg in Luxembourg based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Luxembourg would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of TIFSA or Tyco Luxembourg based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Luxembourg.

Due to the nature of Luxembourg’s insolvency laws, the ability of the holders of the notes to protect their interests may be more limited than would be the case under U.S. bankruptcy laws. In the event of a winding up of TIFSA or Tyco Luxembourg, the notes or guarantees will be paid after payment of all secured debts, the cost of liquidation and certain debts of TIFSA or Tyco Luxembourg, as applicable, that are entitled to priority under Luxembourg law. Such preferential debts include the following:

•	money owed to Luxembourg tax authorities, for example, in respect of income tax deducted at the source;

•	value-added tax and certain other taxes and duties owed to Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

If the bankruptcy administrator can show that “preference” has been given to any person by defrauding rights of creditors generally, regardless of when the transaction giving fraudulent preference to a party occurred, or if certain “abnormal” transactions have been effected during a relevant suspect period of six months plus ten days prior to the date of bankruptcy, a court has the power, among other things, to void the preferential or abnormal transaction. This provision of Luxembourg insolvency law may affect transactions entered into or payments made by TIFSA or Tyco Luxembourg during the period before liquidation or administration.

It may not be possible to enforce U.S. judgments in Ireland.

It may not be possible to enforce court judgments obtained in the United States against Tyco International (or its directors or officers) in Ireland, whether based on the civil liability provisions of the U.S. federal or state securities laws or otherwise. We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would be enforced to the extent described under “Enforcement of Civil Liabilities—Ireland” in the accompanying prospectus but would not be automatically enforceable in Ireland. In addition, Irish courts would be unlikely to entertain actions against us or those persons based on those laws.

Irish laws differ from the laws in effect in the United States and may afford less protection to holders of our securities.

As an Irish company, Tyco International is governed by Irish company law (principally, the Irish Companies Act 2014), which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of Tyco International’s securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

If Tyco International is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations.

If Tyco International is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee its operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement.

If an examiner is appointed to Tyco International, a protection period will be imposed so that the examiner can formulate and implement its proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, any company to which an examiner has been appointed would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of Tyco International to make timely payments under its guarantee and holders may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the Tyco International guarantee may be affected by the examiner’s exercise of its powers, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by Tyco International to the holders of the notes irrespective of their views. In the event that a scheme of arrangement is not approved and Tyco International subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Tyco International and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Tyco International, to the holders of the notes.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the notes to fund the redemption price of the entire $364.3 million in aggregate principal amount of our outstanding 8.5% Notes due 2019 that were previously called for redemption (including any make-whole premium and accrued and unpaid interest due on such notes), and the remaining net proceeds for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures, investments in subsidiaries, repurchases of ordinary shares and funding of legacy liabilities.

CAPITALIZATION

The following table presents our capitalization as of June 26, 2015 on an unaudited as reported basis and as adjusted to give effect to the offering of the notes and the use of proceeds. This table should be read in conjunction with the financial information incorporated by reference into this prospectus supplement and the consolidated financial statements for Tyco International and accompanying notes incorporated by reference in this prospectus supplement.

	As of June 26, 2015
	As Reported	As Adjusted
	(in millions)
Indebtedness:
Short-term borrowings:
Notes	$258	$258
Other	19	19

Total short-term borrowings	$277	$277

Long-term debt:
Long-term debt	$1,744	$2,880
Loan facility	—	—
Commercial paper	—	—
Other	—	—

Total long-term debt	$1,744	$2,880

Total indebtedness	$2,021	$3,157
Nonredeemable Noncontrolling Interest	35	35
Total Tyco shareholders’ equity	4,304	4,304

Total capitalization	$6,360	$7,496

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of (loss) income from continuing operations before income taxes, noncontrolling interest, and cumulative effect of accounting changes, fixed charges, and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness and an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	For the Nine Months Ended	For the Years Ended
	June 26, 2015	2014	2013	2012		2011	2010
Ratio of earnings to fixed charges(1)(2)	5.38	4.23	4.06	—	(3)	3.05	1.56

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before income taxes and fixed charges by fixed charges. Fixed charges represent interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness and an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.
(2)	A business within the Rest of World Installation & Services segment which the Company intends to sell has been classified as a discontinued operation in our interim consolidated financial statements for the quarter ended June 26, 2015. The effects of reclassifying this business as a discontinued operation individually or in the aggregate is not material to previously issued annual financial statements. The effect of reflecting this business as a discontinued operation will decrease our net revenue by $8 million, $15 million, $17 million, $12 million and $13 million to $10,332 million, $10,058 million, $9,875 million, $10,069 million and $10,597 million for fiscal years ended September 26, 2014, September 27, 2013, September 28, 2012, September 30, 2011 and September 24, 2010, respectively. The effect of reflecting this business as a discontinued operation will increase our income from continuing operations attributable to Tyco ordinary shareholders by $3 million for fiscal years ended September 26, 2014, September 27, 2013 and September 30, 2011, and $2 million for fiscal year ended September 24, 2010, to $797 million, $446 million, $551 million and $235 million, respectively, and decrease our Loss from continuing operations attributable to Tyco ordinary shareholders by $1 million to $411 million for the fiscal year ended September 28, 2012. Recasting of the financial statements will not have an effect on previously reported net income attributable to Tyco ordinary shareholders, total assets, long-term debt and total Tyco shareholders’ equity.
(3)	In fiscal year 2012, fixed charges exceeded earnings by $67 million.

DESCRIPTION OF THE NOTES AND GUARANTEES

We are offering $750,000,000 initial aggregate principal amount of our 3.900% Notes due 2026 and $750,000,000 initial aggregate principal amount of our 5.125% Notes due 2045. The notes will constitute two series of senior debt securities described in the accompanying prospectus. The following description supplements, and to the extent it is inconsistent with replaces, the description of the general terms and provisions contained in “Description of Debt Securities and Guarantee of Debt Securities” in the accompanying prospectus.

The notes will be issued under an indenture among TIFSA, as issuer, Tyco International and Tyco Luxembourg, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, including supplements to that indenture concerning the notes. We urge you to read the notes and the indenture because they, not the summaries below and in the accompanying prospectus, will define the rights of holders of the notes. You may obtain a copy of the form of the indenture, of the forms of supplemental indenture and of the forms of the notes as described under “Incorporation by Reference” in this prospectus supplement.

References to TIFSA, Tyco International and Tyco Luxembourg in this description do not, unless the context otherwise indicates, include any of their respective subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the indenture.

General

The 2026 notes and the 2045 notes will each be a series of the unsubordinated debt securities described in the accompanying prospectus. The notes will be unsecured and will rank equally with all of TIFSA’s other existing and future unsecured and unsubordinated debt. The 2026 notes will mature on February 14, 2026 and will bear interest at a rate of 3.900% per year. The 2045 notes will mature on September 14, 2045 and will bear interest at a rate of 5.125% per year. The date from which interest will accrue on each series of notes will be September 14, 2015 or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2026 notes will be February 14 and August 14 of each year, beginning February 14, 2016. The Interest Payment Dates for the 2045 notes will be March 14 and September 14 of each year, beginning March 14, 2016. The basis upon which interest shall be calculated will be that of a 360-day year consisting of twelve 30-day months.

Each series of notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities shall be The Depository Trust Company, New York, New York. Each series of notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Except as provided below, each series of notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not have the benefit of any sinking fund. The notes are not convertible into shares or other securities of TIFSA, Tyco International or Tyco Luxembourg.

Guarantees

Each of Tyco International and Tyco Luxembourg will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any additional amounts (as defined in the section “Description of Debt Securities and Guarantees of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), if any, on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees will be unsecured and unsubordinated obligations of Tyco International and Tyco Luxembourg, and will rank equally with all other unsecured and unsubordinated obligations of Tyco International and Tyco Luxembourg, respectively. The guarantees provide that in the event of a default in payment of principal of, premium, if any, or interest on a note, the holder of the note may institute legal proceedings directly against Tyco International or Tyco Luxembourg to enforce the guarantees without first proceeding against TIFSA. The aggregate amount of the obligations owed pursuant to each guarantee will be reduced to the extent necessary to prevent such guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Additional Notes

We may, without the consent of the then existing holders of the applicable series of notes, “re-open” the series and issue additional notes, which additional notes will have the same terms as the notes of the same series offered hereby except for the issue price, issue date and under some circumstances, the first Interest Payment Date; provided that, if such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP. Additional notes issued in this manner will form a single series with the applicable series of notes offered hereby.

Optional Redemption

Prior to November 14, 2025 (three months prior to the maturity date of the 2026 notes), with respect to the 2026 notes, and prior to March 14, 2045 (six months prior to the maturity date of the 2045 notes), with respect to the 2045 notes, TIFSA may, at its option, redeem the applicable notes, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the applicable notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the applicable notes matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption), discounted from their scheduled date of payment to the date of redemption (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 30 basis points, in the case of the 2026 notes or 35 basis points, in the case of the 2045 notes, plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to the date of redemption.

On or after November 14, 2025 (three months prior to the maturity date of the 2026 notes), with respect to the 2026 notes, and on or after March 14, 2045 (six months prior to the maturity date of the 2045 notes), with respect to the 2045 notes, TIFSA may, at its option, redeem the applicable notes, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the applicable notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Adjusted Redemption Treasury Rate,” with respect to any date of redemption, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such date of redemption.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Redemption Treasury Price,” with respect to any date of redemption, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Par Call Date” means, with respect to the 2026 notes, November 14, 2025 (three months prior to the maturity date of the 2026 notes), and, with respect to the 2045 notes, March 14, 2045 (six months prior to the maturity date of the 2045 notes).

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by TIFSA.

“Redemption Reference Treasury Dealer” means four primary U.S. government securities dealers in the United States selected by TIFSA.

“Redemption Reference Treasury Dealer Quotations,” with respect to each Redemption Reference Treasury Dealer and any date of redemption, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the date of redemption quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such date of redemption.

Redemption for Tax Reasons

The notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of Debt Securities and Guarantees of Debt Securities—Redemption Upon Changes in Withholding Taxes” and “—Payment of Additional Amounts.”

Defeasance

Under certain circumstances, TIFSA, Tyco International and Tyco Luxembourg may elect to discharge their obligations on each series of notes through defeasance or covenant defeasance. See “Description of Debt Securities and Guarantee of Debt Securities—Defeasance and Discharge of Obligations” and “Description of Debt Securities and Guarantee of Debt Securities—Covenant Defeasance” in the accompanying prospectus for more information on how this may occur.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to a series of notes, unless TIFSA has exercised its option to redeem such notes, it shall be required to make an offer (a “Change of Control Offer”) to each holder of such notes to repurchase, at the holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the applicable supplemental indenture. In a Change of Control Offer, TIFSA shall be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at TIFSA’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to holders of each applicable series of notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event with respect to such series of notes and offering to repurchase such notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

TIFSA shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by TIFSA and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, TIFSA shall not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of the Change of Control Offer provisions of each series of notes, the following terms are applicable:

“Change of Control” means the occurrence on or after the date of the applicable supplemental indenture of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Tyco International and its subsidiaries, taken as a whole, to any person, other than Tyco International or a direct or indirect wholly-owned subsidiary of Tyco International; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Tyco International’s outstanding Voting Stock or other Voting Stock into which Tyco International’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Tyco International consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Tyco International, in any such event pursuant to a transaction in which any of Tyco International’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Tyco International’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of Tyco International’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to Tyco International’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if (i) Tyco International becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to Tyco International under the indenture pursuant to a transaction that is permitted under the indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of Tyco International’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of Tyco International’s Board of Directors who (1) was a member of such Board of Directors on the date of the supplemental indenture or (2) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Tyco International’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by TIFSA.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate any series of the notes or fails to make a rating of any series of the notes publicly available for reasons outside of TIFSA’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by TIFSA (as certified by a resolution of TIFSA’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the applicable series of notes is lowered by at least two of the three Rating Agencies and such notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or Tyco International’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Covenants

The following additional covenants shall apply with respect to the notes so long as any notes of the applicable series remain outstanding (but subject to defeasance, as provided in the indenture):

Limitations on Liens

TIFSA will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness (as defined below) that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below), or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if TIFSA shall so determine, any other Indebtedness of TIFSA ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at TIFSA’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

•	liens existing on the date the notes are first issued;

•	liens on the stock, assets or Indebtedness of a Person (as defined in the indenture) existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

•	liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by TIFSA or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by TIFSA or any Restricted Subsidiary;

•

liens on any Principal Property existing at the time of acquisition thereof by TIFSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by TIFSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by TIFSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such

Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by TIFSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

•	liens securing Indebtedness owing by any Restricted Subsidiary to TIFSA, Tyco International or Tyco Luxembourg or a subsidiary thereof or by TIFSA to Tyco International or TIFSA to Tyco Luxembourg;

•	liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

•	pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which TIFSA or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of TIFSA or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which TIFSA or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

•	liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against TIFSA or any Restricted Subsidiary with respect to which TIFSA or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by TIFSA or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TIFSA or such Restricted Subsidiary is a party;

•	liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of TIFSA or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of TIFSA, do not materially impair the use of such assets in the operation of the business of TIFSA or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

•	liens to secure TIFSA’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

•

liens not permitted by the foregoing clauses, inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of TIFSA and its Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under “Limitation on Sale and Lease-Back Transactions” below do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth (as defined below); and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under the foregoing bullets shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

Limitation on Sale and Lease-Back Transactions

TIFSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

•	TIFSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to the subsection “Limitations on Liens” above; or

•	the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by TIFSA’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the notes, or of Funded Indebtedness of TIFSA or a consolidated Subsidiary ranking on a parity with or senior to the notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by TIFSA within such 180-day period, excluding retirements of the notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Additional Event of Default

The following additional event shall be established and shall constitute an “Event of Default” under the indenture with respect to each series of notes so long as any such notes remain outstanding:

•

an event of default shall happen and be continuing with respect to TIFSA’s, Tyco International’s or Tyco Luxembourg’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which TIFSA, Tyco International or Tyco Luxembourg shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of TIFSA, Tyco International or Tyco Luxembourg, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to TIFSA, Tyco International and Tyco Luxembourg by the trustee, or to TIFSA, Tyco International, Tyco Luxembourg and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes of such series.

However, this additional Event of Default is subject to the following:

•	if such event of default under such indenture or instrument shall be remedied or cured by TIFSA, Tyco Luxembourg or Tyco International or waived by the requisite holders of such Indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders; and

•	subject to certain duties, responsibilities and rights of the trustee under the indenture, the trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the trustee by TIFSA, Tyco International or Tyco Luxembourg, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of outstanding notes of such series.

Definitions

As used in the notes and this prospectus supplement, the following defined terms shall have the following meanings with respect to the notes:

“Attributable Debt,” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of TIFSA or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets (as defined below) appearing on the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by TIFSA or any of its subsidiaries or for which TIFSA or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Intangible assets” means the amount, if any, stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of Tyco International and its subsidiaries as of the end of a fiscal quarter of Tyco International, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“lien” means a mortgage, pledge, security interest, lien or encumbrance.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Tyco International, Tyco Luxembourg or TIFSA or any subsidiary of Tyco International, Tyco Luxembourg or TIFSA and not to Tyco International, Tyco Luxembourg or TIFSA or any subsidiary of Tyco International, Tyco Luxembourg or TIFSA personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of Tyco International or any of its subsidiaries that is used by any U.S. Subsidiary of TIFSA and (A) is owned by Tyco International or any subsidiary of Tyco International on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of TIFSA, are not collectively of material importance to the total business conducted by Tyco International and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Tyco International and its subsidiaries as of the applicable date.

“Restricted Subsidiary” means any subsidiary of TIFSA that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by TIFSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by TIFSA or a Restricted Subsidiary to such Person other than Tyco International, Tyco Luxembourg, TIFSA or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

CERTAIN LUXEMBOURG, IRELAND AND UNITED STATES FEDERAL

INCOME TAX CONSIDERATIONS

Luxembourg

The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi), the temporary budget balancing tax (impôt d’équilibrage budgétaire temporaire), as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax, the temporary budget balancing tax (impôt d’équilibrage budgétaire temporaire) and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding tax

Luxembourg resident holders

Under Luxembourg general tax laws currently in force and subject to the law of December 23, 2005, as amended, mentioned in the paragraph below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by Luxembourg residents.

Under the law of December 23, 2005, as amended, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

Payments of interest on the notes, to the extent within the scope of the law, would be subject to withholding tax of 10%.

Non-resident holders

Under Luxembourg general tax laws currently in force , there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-residents.

Taxation of corporate holders

Luxembourg resident corporate holders

A corporate holder of the notes that is a resident of Luxembourg for tax purposes or that has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest paid or accrued on the notes.

Gains realized by a corporate holder of the notes, which is a resident of Luxembourg for tax purposes or which has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of the notes, are subject to Luxembourg corporation taxes.

A Luxembourg holder of the notes that is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investments, as amended, or the law of February 13, 2007 on specialized investment funds, as amended, will not be subject to any Luxembourg income tax in respect of interest received or accrued on the notes, or on gains realized on the sale or disposal of the notes.

Non-resident corporate holders

Gains realized by a non-resident corporate holder of the notes, which does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of notes are not subject to Luxembourg income tax.

Taxation of individual holders

Luxembourg resident individuals

An individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, is subject to income tax in respect of interest paid on the notes, except if (i) withholding tax has been levied on such payments in accordance with the law of December 23, 2005, as amended, or (ii) the individual holder of the notes has opted for the application of a 10% tax in full discharge of income tax in accordance with the law of December 23, 2005, as amended, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), in a Member State of the European Economic Area (other than a EU Member State) or in a state that has entered into a treaty with Luxembourg relating to the Council Directive 2003/48/EC of June 3, 2003.

Under Luxembourg tax laws, a gain realized by an individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the notes, is not subject to Luxembourg income tax, provided this sale or disposal took place after six months of the acquisition of the notes. An individual holder of notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, has further to include the portion of the gain corresponding to accrued but unpaid income in respect of the notes in his or her taxable income, except if tax is levied on such interest in accordance with the law of December 23, 2005, as amended.

Gains realized by an individual holder of the notes, who acts in the course of the management of a professional or business undertaking, who is a resident of Luxembourg, on the sale or disposal of the notes are subject to Luxembourg income tax at ordinary rates.

Non-resident individuals

Gains realized by a non-resident holder of the notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, are not subject to Luxembourg income tax on the sale or disposal of notes.

Wealth tax

Under present Luxembourg tax laws, a Luxembourg corporate resident holder of the notes or a non-resident corporate holder of notes that has a permanent establishment or a fixed place of business in Luxembourg to which these notes are attributable, has to take into account the notes for purposes of the Luxembourg wealth tax, except if the holder is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investments, as amended, or by the law of February 13, 2007 on specialized investment funds, as amended, or is a company governed by the law of

June 15, 2004 on venture capital vehicles, as amended, or a securitization company governed by the law of March 22, 2004 on securitization, as amended. An individual holder of Notes, whether a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such Notes.

Inheritance and gift taxes

Under present Luxembourg tax laws, where a holder of the notes is a resident for tax purposes of Luxembourg at the time of his or her death, the notes are included in his or her taxable estate for inheritance tax purposes. Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed or registered in Luxembourg.

No stamp duty

In principle, neither the issuance nor the transfer, repurchase or redemption of notes will give rise to any Luxembourg registration tax or similar taxes.

However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case of legal proceedings before Luxembourg courts or in case the notes must be produced before an official Luxembourg authority, or in the case of a registration of the notes on a voluntary basis, or in the case the documents relating to the notes are referred to in a public deed.

Ireland

The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:

•	the issuer is resident in Ireland for tax purposes; or

•	the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland; or

•	the assets or income relating to the notes are attributed to an Irish branch or permanent establishment of the issuer.

TIFSA, the issuer of notes, confirms that it is not and will not be resident in Ireland for tax purposes and that it will not maintain a register of any registered notes in Ireland. If Tyco International were to make payments under the guarantee, it is possible that such payments could be treated as having an Irish source, in which case tax at the standard rate of income tax (currently 20%) could be required to be withheld from such payments. We expect that, if such withholding were required, additional amounts would be due on such payments, as described in “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Taxation of Receipts

Notwithstanding that a noteholder may receive payments of interest or premium (if any) on the notes or guarantee payments under the notes free of Irish withholding tax, the noteholder may still be liable to pay Irish income or corporation tax on such interest, premium or guarantee payment if (i) such interest, premium or guarantee payment has an Irish source, (ii) the noteholder is resident or (in the case of a person other than a body corporate) ordinarily resident in Ireland for tax purposes or (iii) the notes are attributed to a branch or agency in Ireland. Noteholders who are individuals may also be liable to pay social insurance (PRSI) contributions and the universal social charge. Ireland operates a self-assessment system in respect of income and corporation tax, and each person must assess its own liability to Irish tax. Relief from Irish income tax may be available under the specific provisions of a double taxation agreement between Ireland and the country of residence of the recipient.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest or premium paid on notes issued by a company not resident in Ireland, where such interest or premium is collected or realized by a bank or encashment agent in Ireland on behalf of any noteholder.

Encashment tax does not apply where the noteholder is not resident in Ireland and has made a declaration in the prescribed form to the encashment agent or bank.

Capital Gains Tax

A noteholder will not be subject to Irish tax on capital gains on a disposal of notes unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a permanent establishment, branch or agency in respect of which the notes were used or held.

Capital Acquisitions Tax

A gift or inheritance comprising of notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the notes are regarded as property situate in Ireland. A foreign domiciled individual will not be regarded as being resident or ordinarily resident in Ireland at the date of the gift or inheritance unless that individual (i) has been resident in Ireland for the five consecutive tax years preceding that date, and (ii) is either resident or ordinarily resident in Ireland on that date.

Notes in registered form are property situate in Ireland if the register is in Ireland. Accordingly, if such notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

As the issuer is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the notes so long as the instrument of transfer of the notes does not relate to:

•	any immoveable property in Ireland; or

•	stocks or marketable securities of a company registered in Ireland.

United States

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by a holder that acquires the notes upon original issuance at their initial offering price and holds the notes as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based upon provisions of the Code, U.S. Treasury regulations issued thereunder, U.S. Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. Prospective investors should be aware that no ruling will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to holders subject to special tax rules, such as financial institutions, banks, insurance companies, broker-dealers, certain U.S. expatriates, tax-exempt organizations, persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners in such partnerships and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this summary does not address U.S. federal estate or gift tax laws, U.S. federal alternative minimum tax consequences or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “U.S. holder” is a beneficial owner of the notes that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. holder” is a beneficial owner of the notes that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

Certain contingent payments

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes (see “Description of the Notes and Guarantees—Change of Control”). The obligation to make such payments may implicate the provisions of U.S. Treasury regulations related to “contingent payment debt instruments.” Under applicable U.S. Treasury regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by a holder with respect to the notes if, as of the date the notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We intend to take the position that the contingencies associated with the notes should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS and if the IRS were to successfully challenge this determination, a U.S. holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Interest

Subject to the following paragraph, payments of stated interest on the notes (including any non-U.S. tax withheld on such payments and any additional amounts paid with respect thereto) will be included in a U.S. holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. As a result of the inclusion of any amounts attributable to withheld non-U.S. taxes and additional amounts, the amount included in a U.S. holder’s gross income for U.S. federal income tax purposes with respect to a payment of interest may be greater than the amount of cash actually received (or receivable) by such U.S. holder.

If settlement occurs after September 14, 2015, the price to the public for the notes will reflect interest accrued from such date to the date the notes are issued. The payment of pre-issuance accrued interest on the notes, if any, will be treated as a non-taxable return of the pre-issuance accrued interest, rather than as an amount includible in a U.S. holder’s income, and should be excluded from a U.S. holder’s adjusted tax basis in a note. Prospective purchasers of the notes are urged to consult their own tax advisors regarding pre-issuance accrued interest.

Interest income earned by a U.S. holder with respect to the notes will generally constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. In this regard, interest income in respect of the notes will constitute “passive category income” for most U.S. holders.

Any non-U.S. income taxes withheld from interest payments on a note will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may deduct such non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year. The rules governing foreign tax credits and the deduction of foreign income taxes are complex and, therefore, U.S. holders should consult their tax advisors regarding the availability of foreign tax credits or deductions in their particular circumstances.

Sale, exchange, retirement or other taxable disposition of notes

Upon a sale, exchange, retirement or other taxable disposition of notes, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the disposition (other than any amount attributable to accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such notes. A U.S. holder’s adjusted tax basis in a note will generally equal the cost of the note to such holder. Any such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the notes exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If any non-U.S. income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from a disposition of a note that is subject to a non-U.S. income tax, the U.S. holder may not be able to benefit from a foreign tax credit for the tax unless the U.S. holder can apply the credit against U.S. federal income tax payable on income from foreign sources. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year.

Additional tax on net investment income

Certain U.S. holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. holder’s net investment income will generally include any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Foreign financial asset reporting

U.S. holders who are individuals (and, under proposed regulations, certain entities) that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year (or such larger values as specified in such legislation), are generally required to file an information report with respect to such assets with their tax returns. The notes are generally expected to constitute specified foreign financial assets subject to these reporting requirements (unless the notes are held in an account at a U.S. financial institution). Prospective investors should consult their own tax advisor as to the possible application of this information reporting requirement.

Backup Withholding and Information Reporting

Information reporting requirements will generally apply to payments of interest on the notes within the United States and to the proceeds from a sale, exchange, retirement or other taxable disposition of notes effected at a U.S. office of a broker or through certain U.S.-related financial intermediaries unless a U.S. holder is an exempt recipient and appropriately establishes that exemption. In addition, backup withholding will apply to any such payments or proceeds if a U.S. holder fails to provide a correct taxpayer identification number or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income, or if the U.S. holder otherwise fails to comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

Payments on the notes to a non-U.S. holder and gain realized by a non-U.S. holder on its disposition of the notes will not generally be subject to U.S. federal income or withholding tax, unless (1) any such payment or gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or (2) in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

In general, payments of principal and interest on the notes, and payments of the proceeds of a sale, exchange, retirement or other taxable disposition of notes, paid within the United States or through certain U.S.-related financial intermediaries to a non-U.S. holder, may be subject to information reporting and backup withholding unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely provided to the IRS.

The above discussion is intended only as a general summary of certain aspects of U.S. federal income tax law and does not constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the notes. Prospective investors should consult their own independent tax advisors concerning the U.S. federal, state and local and non-U.S. income and other tax consequences to them based upon their particular circumstances.

The Proposed Financial Transaction Tax (FTT)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016. However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU Member States may decide to participate. Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income, Member States are required to provide to the tax authorities of other Member States details of certain payments of interest or similar income paid or secured by a person established in a Member State to or for the benefit of an individual resident in another Member State or certain limited types of entities established in another Member State.

On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States are required to apply these new requirements from January 1, 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. The Directive will also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported. This approach will apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Austria is required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The changes referred to above will broaden the types of payments subject to withholding in those Member States which operate a withholding system when they are implemented.

The end of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the principal amounts of the 2026 notes and the 2045 notes indicated in the following table. Deutsche Bank Securities Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. LLC are acting as the representatives of the underwriters.

Underwriters	Principal Amount of 2026 Notes	Principal Amount of 2045 Notes
Deutsche Bank Securities Inc.	$172,500,000	$172,500,000
Goldman, Sachs & Co.	172,500,000	172,500,000
Morgan Stanley & Co. LLC	172,500,000	172,500,000
BBVA Securities Inc.	37,500,000	37,500,000
BNP Paribas Securities Corp.	37,500,000	37,500,000
BNY Mellon Capital Markets, LLC	37,500,000	37,500,000
Citigroup Global Markets Inc.	37,500,000	37,500,000
J.P. Morgan Securities LLC	37,500,000	37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,500,000	37,500,000
The Williams Capital Group, L.P.	7,500,000	7,500,000

Total	$750,000,000	$750,000,000

The underwriters have agreed, severally and not jointly, to take and pay for all of the notes being offered, if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering prices of up to 0.39% of the principal amount of the 2026 notes and up to 0.525% of the principal amount of the 2045 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering prices of up to 0.26% of the principal amount of the 2026 notes and up to 0.35% of the principal amount of the 2045 notes. If all the notes are not sold at the initial public offering prices, the underwriters may change the offering prices and the other selling terms.

The notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The notes are being offered for sale in the United States and may be offered for sale in jurisdictions outside the United States, subject to applicable law.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of the notes may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any the notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity that is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 150 or, if the Relevant Member State has not implemented the relevant provision of the 2010 PD Amending Directive, to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, and any offer subsequently may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (ii) are high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged with, relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the guarantors; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Ireland

No action may be taken with respect to the notes in or involving Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) of Ireland, including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 of Ireland, (b) the Companies Act 2014 of Ireland, the Central Bank Acts 1942 to 2014 of Ireland and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland and (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) of Ireland and any rules issued under Section 1363 of the Companies Act 2014 of Ireland, by the Central Bank of Ireland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.5 million. The underwriters have agreed to reimburse the Company for $187,500 of expenses in connection with the offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or under certain circumstances to contribute to payments which the underwriters may be required to make in that respect. To the extent that any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, engaged, and may in the future engage in, various investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they received or will receive customary fees and commissions. In addition, Deutsche Bank Securities Inc. is an affiliate of the trustee. Therefore, pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the notes the trustee would be required, except in very limited circumstances, to resign as trustee under the indenture under which the notes are issued and appoint a successor trustee.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE SECURITIES

The validity of the notes of TIFSA and the guarantees of Tyco International and Tyco Luxembourg will be passed upon by Gibson, Dunn & Crutcher LLP, New York, New York, counsel to TIFSA, Tyco International and Tyco Luxembourg. Certain matters under the laws of Ireland related to the guarantee of Tyco International will be passed upon for Tyco International by Arthur Cox, Dublin, Ireland, Irish counsel to Tyco International. Certain matters under the laws of Luxembourg related to the notes of TIFSA and to the guarantee of Tyco Luxembourg will be passed upon by Allen & Overy in Luxembourg, société en commandite simple, Luxembourg counsel to TIFSA and Tyco Luxembourg. The validity of the notes and the guarantees will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference into this prospectus supplement from Tyco International Ltd. and subsidiaries’ Annual Report on Form 10-K for the year ended September 26, 2014, and the effectiveness of Tyco International Ltd. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

TYCO INTERNATIONAL PLC

TYCO INTERNATIONAL FINANCE S.A.

TYCO FIRE & SECURITY FINANCE S.C.A.

Debt Securities

Ordinary Shares

Preferred Shares

Purchase Contracts

Warrants

Units

Guarantees of Debt Securities

We may offer from time to time:

•	senior or subordinated debt securities of Tyco International Finance S.A.;

•	ordinary shares of Tyco International plc;

•	preferred shares of Tyco International plc;

•	contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•	warrants for debt or equity securities of Tyco International plc, Tyco International Finance S.A. or of third parties;

•	units consisting of one or more debt securities or other securities; and

•	guarantees by Tyco International plc and Tyco Fire & Security Finance S.C.A. of debt securities.

We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

The ordinary shares of Tyco International plc are listed on the New York Stock Exchange under the ticker symbol “TYC”.

Investing in our securities involves risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.

None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated November 17, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s Web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “Tyco International” are only to Tyco International plc, an Irish public limited company, references to “Tyco,” “we,” “us” and “our” or similar terms are to Tyco International and its consolidated subsidiaries, references to “Tyco Luxembourg” are to Tyco Fire & Security Finance S.C.A., a Luxembourg partnership limited by shares (société en commandite par actions), and references to “TIFSA” are to Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website (http://www.sec.gov).

The SEC’s website contains reports, proxy statements and other information regarding issuers, like Tyco International, that file electronically with the SEC. You may find Tyco International’s reports, proxy statements and other information at the SEC website. In addition, you can obtain reports and proxy statements and other information about Tyco International at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a website on the Internet at http://www.tyco.com. We make available free of charge, on or through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

INCORPORATION BY REFERENCE

Tyco International, Tyco Luxembourg, and TIFSA “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which we and Tyco International Ltd. have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K:

•	Tyco International Ltd.’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed on November 14, 2014;

•	Tyco International Ltd.’s Current Report on Form 8-K filed on October 14, 2014;

•	Tyco International’s Current Report on Form 8-K filed on November 17, 2014; and

•	Tyco International’s Current Report on Form 8-K12B3 filed on November 17, 2014.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus, any prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International plc, Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland, or by telephone at the following telephone number: +353 21 423 5000.

ABOUT THE ISSUERS

Tyco International plc

Tyco is a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Our broad portfolio of products and services, sold under well-known brands such as Tyco, Sensormatic, Wormald, Ansul, Simplex, Scott, and ADT (in jurisdictions outside of North America), serve security, fire detection and suppression and life safety needs across commercial, industrial, retail, institutional and governmental markets, as well as non-U.S. residential and small business markets. We hold market-leading positions in large, fragmented industries and we believe that we are well positioned to leverage our global footprint, deep industry experience, strong customer relationships and innovative technologies to expand our business in both developed and emerging markets. We operate and report financial and operating information in the following three operating segments:

•	North America Installation & Services (“NA Installation & Services”) designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, institutional and governmental customers in North America.

•	Rest of World (“ROW”) Installation & Services (“ROW Installation & Services”) designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, residential, small business, institutional and governmental customers in the ROW regions.

•	Global Products designs, manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide, including products installed and serviced by our NA and ROW Installation & Services segments.

We also provide general corporate services to our segments and these costs are reported as Corporate and Other.

Tyco International plc is an Irish corporation. Its registered and principal office is located at Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland, and its telephone number at that address is +353 21 423 5000. Its management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540.

Tyco Fire & Security Finance S.C.A.

Tyco Luxembourg is wholly-owned, directly and indirectly, by Tyco International plc. Tyco Luxembourg’s registered and principal offices are located at 29, Avenue de la Porte-Neuve, L-2227 Luxembourg, Luxembourg and Tyco Luxembourg is registered with the Luxembourg Trade and Companies Register under the number B 190265. Its telephone number at that address is +352-266-378-51. Tyco Luxembourg was formed on September 5, 2014 with a capital contribution of €50,000. Tyco Luxembourg will perform certain finance-related functions, primarily the guarantee of TIFSA’s senior debt.

Tyco International Finance S.A.

TIFSA is a wholly-owned subsidiary of Tyco Luxembourg and an indirect wholly-owned subsidiary of Tyco International plc. TIFSA’s registered and principal offices are located at 29, Avenue de la Porte-Neuve, L-2227 Luxembourg, Luxembourg and TIFSA is registered with the Luxembourg Trade and Companies Register under the number B 123550. Its telephone number at that address is +352-266-378-51. TIFSA is a holding company established to directly and indirectly own substantially all of the operating subsidiaries of Tyco International and to issue the debt securities. Otherwise, it conducts no independent business.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of ordinary shares, capital expenditures and investments in our subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, noncontrolling interest, and cumulative effect of accounting changes, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	Fiscal
	2014	2013	2012		2011	2010
Ratio of earnings to fixed charges	4.23	4.06	—	(1)	3.05	1.56

(1)	In FY 2012, fixed charges exceeded earnings by $67 million.

DESCRIPTION OF DEBT SECURITIES

AND GUARANTEES OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Tyco International Finance S.A., or TIFSA, is the issuer of the applicable series of debt securities and references to TIFSA in this description do not, unless the context otherwise indicates, include any of its respective subsidiaries. References to Tyco International in this description refer to Tyco International plc, not including its combined subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities. TIFSA will issue senior debt securities under a senior debt indenture to be entered into between TIFSA and a trustee to be named. TIFSA will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between TIFSA and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

The senior debt securities will be unsubordinated obligations of TIFSA. They will rank equally with each other and all of TIFSA’s other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of TIFSA’s senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of TIFSA’s outstanding debt that would rank senior to the subordinated debt securities.

Debt securities issued by TIFSA will be fully and unconditionally guaranteed by Tyco International and Tyco Luxembourg, unless otherwise specified in an applicable prospectus supplement. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, TIFSA’s subsidiaries or Tyco Luxembourg’s or Tyco International’s subsidiaries other than TIFSA. Creditors of TIFSA’s subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of a subsidiary are likely to be paid in full before any distribution is made to TIFSA and holders of its debt securities, except to the extent that TIFSA is itself recognized as a creditor of that subsidiary, in which case TIFSA’s claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by TIFSA.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of TIFSA;

•	the obligation, if any, of TIFSA to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, ordinary shares or other securities of any kind of Tyco International or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at TIFSA’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the securities of the series shall be issued with guarantees and, if so, the identity of the guarantor (including whether Tyco International and/or Tyco Luxembourg shall be a guarantor under the series) and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and the related guarantee; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

TIFSA will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to TIFSA’s other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Guarantees

Unless otherwise specified in an applicable prospectus supplement, Tyco International and Tyco Luxembourg each will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on any debt securities issued by TIFSA, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. Any guarantee of subordinated debt securities will be subordinated to the other obligations of Tyco International and Tyco Luxembourg, as applicable. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Tyco International or Tyco Luxembourg, as applicable, to enforce the guarantee without first proceeding against TIFSA.

Redemption at TIFSA’s Option

If specified in the applicable prospectus supplement, TIFSA may redeem the debt securities of any series, as a whole or in part, at TIFSA’s option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If TIFSA redeems the debt securities of any series, TIFSA also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Redemption Upon Changes in Withholding Taxes

TIFSA may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•	If there is an amendment to, or change in, the laws or regulations of Luxembourg, Ireland or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to TIFSA, Tyco Luxembourg or Tyco International;

•	As a result of such amendment or change, TIFSA, Tyco Luxembourg or Tyco International becomes, or there is a material probability that TIFSA, Tyco Luxembourg or Tyco International will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	The obligation to pay Additional Amounts cannot be avoided through TIFSA’s, Tyco Luxembourg’s or Tyco International’s commercially reasonable measures;

•	TIFSA delivers to the trustee:

•	a certificate of TIFSA, Tyco Luxembourg or Tyco International, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by TIFSA, Tyco Luxembourg or Tyco International, as the case may be, taking commercially reasonable measures available to it; and

•	a written opinion of independent tax counsel to TIFSA, Tyco Luxembourg or Tyco International, as the case may be, of recognized standing to the effect that TIFSA, Tyco Luxembourg or Tyco International, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that TIFSA, Tyco Luxembourg or Tyco International, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•	Following the delivery of the certificate and opinion described in the previous bullet point, TIFSA provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which TIFSA, Tyco Luxembourg or Tyco International would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, TIFSA may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of debt securities of a series to be redeemed. If TIFSA elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by TIFSA, in such manner as complies with applicable legal and stock exchange requirements, if any.

Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless TIFSA defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

Unless otherwise required by law, none of TIFSA, Tyco Luxembourg or Tyco International will deduct or withhold from payments made by TIFSA, Tyco Luxembourg or Tyco International under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that TIFSA, Tyco Luxembourg or Tyco International is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, TIFSA, Tyco Luxembourg or Tyco International, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•	has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•	with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of TIFSA, Tyco Luxembourg or Tyco International;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

•	any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;

•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•	with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

•	any Taxes that are payable by any method other than withholding or deduction by TIFSA or Tyco International or any paying agent from payments in respect of such securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

•	any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended);

•	any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

•	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental approach there; or

•	any combination of the above conditions.

Additional Amounts will not be payable to or for the account of any holder of securities or holder of a beneficial interest in such securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder of securities or holder of a beneficial interest in such securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if TIFSA were treated as a domestic corporation under United States federal income tax laws and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which Tyco International, Tyco Luxembourg or TIFSA shall apply this paragraph, Tyco International, Tyco Luxembourg or TIFSA shall have notified all holders of securities in writing that they shall be required to provide such declaration or claim.

Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of TIFSA, Tyco Luxembourg and Tyco International, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by TIFSA, Tyco Luxembourg or Tyco International or if, notwithstanding TIFSA’s, Tyco Luxembourg’s or Tyco International’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if TIFSA, Tyco Luxembourg or Tyco International will be obligated to pay Additional Amounts with respect to such payment, TIFSA, Tyco Luxembourg or Tyco International will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, TIFSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which TIFSA, Tyco Luxembourg, Tyco International or any successor to TIFSA, Tyco Luxembourg or Tyco International, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Description of Debt Securities and Guarantees of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Affirmative Covenants

Under the indenture:

•	TIFSA will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

•	TIFSA will maintain an office or agency where securities may be presented or surrendered for payment; and

•	Tyco International, Tyco Luxembourg and TIFSA will furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer of each of Tyco International, Tyco Luxembourg and TIFSA on their respective behalf as to such officer’s knowledge of Tyco International’s, Tyco Luxembourg’s or TIFSA’s, as the case may be, compliance with all covenants and agreements under the indenture required to be complied with by Tyco International, Tyco Luxembourg and TIFSA, respectively.

Reports by TIFSA

So long as any debt securities are outstanding, TIFSA shall file with the trustee, within 15 days after Tyco International files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) (“SEC Reports”) that Tyco International may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. TIFSA shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including TIFSA’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on TIFSA’s and each Guarantor’s Ability to Consolidate, Merge and Sell Assets

Each of Tyco Luxembourg and Tyco International (each a “Guarantor” and, together, the “Guarantors”) and TIFSA covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

(1) either TIFSA or such Guarantor, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of TIFSA or such Guarantor, as the case may be (if other than TIFSA or such Guarantor, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by TIFSA or such Guarantor, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a “corporation” for U.S. tax purposes or TIFSA or such Guarantor, as the case may be, and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2) no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

TIFSA shall deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the forgoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.

Events of Default

With respect to debt securities of a particular series, an “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of securities for which the supplemental indenture or resolution of the board of directors under which such series of securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of securities:

•	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

•	default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the securities of such series;

•	default in the performance, or breach, of any covenant or agreement of Tyco, Tyco Luxembourg or TIFSA in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Tyco International, Tyco Luxembourg and TIFSA by the trustee or to Tyco International, Tyco Luxembourg, TIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series issued under the indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

•	the guarantee with respect to the securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco International, Tyco Luxembourg or TIFSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;

•	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TIFSA, Tyco Luxembourg or Tyco International in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of TIFSA, Tyco Luxembourg or Tyco International or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

•	TIFSA, Tyco Luxembourg or Tyco International shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of TIFSA or Tyco International or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

•	any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

If an Event of Default shall have occurred and be continuing in respect of the securities of a series, in each and every case, unless the principal of all the securities of the series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding, by notice in writing to Tyco International, Tyco Luxembourg and TIFSA, as applicable, and to the trustee if given by such holders, may declare the unpaid principal of all the securities of that series to be due and payable immediately.

The holders of a majority in aggregate principal amount of securities of any series, by written notice to Tyco International, Tyco Luxembourg and TIFSA and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.

No holder of any security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:

•	such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

•	the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

•	such holder or holders shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

•	during such 60 day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with such request.

The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

TIFSA, Tyco Luxembourg, Tyco International and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to add a guarantor of any outstanding series of debt securities, or to evidence the succession of another person to Tyco International, Tyco Luxembourg or TIFSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Tyco International, Tyco Luxembourg or TIFSA, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of TIFSA for the benefit of the holders of any outstanding series of debt securities or to surrender any of TIFSA’s, Tyco Luxembourg’s or Tyco International’s rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of TIFSA shall apply to such series, to provide which of the Events of Default it shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by Tyco International and/or Tyco Luxembourg of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Tyco International, Tyco Luxembourg and TIFSA, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner adverse in any material respect to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured to it.

The trustee may resign with respect to one or more series of debt securities by giving a written notice to TIFSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying TIFSA and the trustee. TIFSA may remove the trustee if:

•	the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by TIFSA or by any such holder in accordance with the indenture; or

•	the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, TIFSA will appoint a successor trustee in accordance with the provisions of the indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.

TIFSA, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by TIFSA. If TIFSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. TIFSA or any of its subsidiaries may act as paying agent upon written notice to the trustee.

All funds paid by Tyco International, Tyco Luxembourg or TIFSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to Tyco International, Tyco Luxembourg or TIFSA, as the case may be, and the holder of the debt securities thereafter may look only to Tyco International, Tyco Luxembourg and TIFSA, as applicable, for payment thereof.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of securities if, at any time:

(a) Tyco International, Tyco Luxembourg or TIFSA have delivered or have caused to be delivered to the trustee for cancellation all securities of a series theretofore authenticated, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and securities for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by Tyco International, Tyco Luxembourg or TIFSA and thereupon repaid to Tyco International, Tyco Luxembourg or TIFSA or discharged from such trust, as provided in the indenture; or

(b) all such securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Tyco International, Tyco Luxembourg or TIFSA shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case Tyco International, Tyco Luxembourg or TIFSA shall also pay or cause to be paid all other sums payable hereunder with respect to such series by TIFSA.

Notwithstanding the above, TIFSA may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of the series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

TIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indenture.

Defeasance and Discharge of Obligations

TIFSA’s, Tyco Luxembourg’s and Tyco International’s obligations with respect to the debt securities of any series will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under “Satisfaction and Discharge of Indenture,” such debt securities have been paid by Tyco International, Tyco Luxembourg or TIFSA by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:

•	principal;

•	premium, if any;

•	interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

•	all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, TIFSA, Tyco Luxembourg and Tyco International, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of such series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

TIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, TIFSA, Tyco Luxembourg and Tyco International will not be required to comply with some covenants contained in the indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, TIFSA’s, Tyco Luxembourg’s and Tyco International’s obligations with respect to the applicable series of debt securities will be discharged. These conditions are:

•	Tyco International, Tyco Luxembourg or TIFSA irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Tyco International, Tyco Luxembourg or TIFSA, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the securities of such series;

•	Tyco International, Tyco Luxembourg or TIFSA, as the case may be, delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no Event of Default described in the first, second, third, fifth, sixth or seventh bullet points in the first paragraph under the caption “Events of Default” shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

•	Tyco International, Tyco Luxembourg or TIFSA, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of Tyco International’s, Tyco Luxembourg’s or TIFSA’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Tyco International, Tyco Luxembourg or TIFSA pursuant to the indenture.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and TIFSA does not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and TIFSA does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	TIFSA determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’ s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’ s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V., or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF ORDINARY SHARES

The following description of the material terms of Tyco International’s ordinary shares is based on the provisions of our Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and Tyco International’s memorandum and articles of association, which are filed as exhibits to the registration statement related to this prospectus. The transfer agent and registrar for Tyco International’s ordinary shares is Broadridge Corporate Issuer Solutions, Inc. Tyco International’s ordinary shares are listed on the New York Stock Exchange under the ticker symbol “TYC.”

Capital Structure

Authorized and Issued Share Capital

The authorized share capital of Tyco International is $11,000,000 and €40,000, divided into 1,000,000,000 ordinary shares with a par value of $0.01 per share, 100,000,000 preferred shares with a par value of $0.01 per share, and 40,000 ordinary A shares with a par value of €1.00 per share. The authorized share capital includes 40,000 ordinary A shares with a par value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies. Tyco International may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum and articles of association.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Accordingly, the articles of association of Tyco International authorize the board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years ending September 8, 2019. The authority to issue preferred shares provides Tyco with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing, and acquisition transactions or opportunities.

The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of Tyco International’s shareholders. The shares comprising the authorized share capital of Tyco International may be divided into shares of such par value as the resolution shall prescribe. The rights and restrictions to which the ordinary shares will be subject are prescribed in Tyco International’s memorandum and articles of association.

Irish law does not recognize fractional shares held of record; accordingly, Tyco International’s memorandum and articles of association do not provide for the issuance of fractional shares of Tyco International, and the official Irish register of Tyco International will not reflect any fractional shares.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Tyco International less accumulated realized losses of Tyco International. In addition, no distribution or dividend may be made unless the net assets of Tyco International are equal to, or in excess of, the aggregate of Tyco International’s called up share capital plus undistributable reserves and the distribution does not reduce Tyco International’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Tyco International’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Tyco International’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Tyco International has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Tyco International. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Tyco International’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Tyco International. Tyco International’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Tyco International without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Tyco International may deduct from any dividend payable to any member all sums of money (if any) payable by him to Tyco International in relation to the shares of Tyco International. The directors of Tyco International are also entitled to issue shares with preferred rights to participate in dividends declared by Tyco International. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Preemptive Rights and Advance Subscription Rights

Certain statutory pre-emption rights apply automatically in favor of Tyco International’s shareholders where shares in Tyco International are to be issued for cash. However, Tyco International has opted out of these pre-emption rights in its articles of association as permitted under Irish company law for the maximum five year period, which will expire September 8, 2019. Because Irish law requires that this opt-out will lapse unless renewed every five years by a special resolution of the shareholders, Tyco International’s articles of association provide that this optout will lapse at the end of this period. A special resolution requires not less than 75% of the votes of Tyco International’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Tyco International pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration or in respect of certain employee share plans or as bonus shares.

Issuance of Warrants and Options

The articles of association of Tyco International provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Tyco International is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The authority conferred can be for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by ordinary resolution. Because of this requirement of Irish law, the articles of association of Tyco International authorize the board of directors to issue warrants or options without shareholder approval for a period of five years ending September 8, 2019. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.

Share Repurchases and Redemptions

Overview

Article 3 of Tyco International’s articles of association provides that any ordinary share which Tyco International has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Tyco International will technically be effected as a redemption of those shares as described below. If the articles of association of Tyco International did not contain Article 3(d), repurchases by Tyco International would be subject to many of the same rules that apply to purchases of Tyco International ordinary shares by subsidiaries described below, including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Tyco International, we are referring to the redemption of ordinary shares by Tyco International pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of Tyco International by a subsidiary of Tyco International, in each case in accordance with the Tyco International articles of association and Irish company law as described below.

Repurchases and Redemptions by Tyco International

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by Tyco International where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Tyco International. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Tyco International ordinary shares. The board of directors of Tyco International will also be entitled to issue preferred shares which may be redeemed at the option of either Tyco International or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Tyco International at any time must not exceed 10% of the nominal value of the issued share capital of Tyco International. While Tyco International holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Tyco International or re-issued subject to certain conditions.

Purchases by Subsidiaries of Tyco International

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Tyco International either on-market or off-market. A general authority of the shareholders of Tyco International is required to allow a subsidiary of Tyco International to make on-market purchases of Tyco International ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Tyco International ordinary shares is required. Such an authority has been adopted by Tyco International’s shareholders. We expect that Tyco International will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first Annual General Meeting of Tyco International in 2015 and at subsequent annual general meetings. In order for a subsidiary of Tyco International to make an on-market purchase of Tyco International’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Tyco International are listed, is a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Tyco International, the proposed purchase contract must be authorized by special resolution of the shareholders of Tyco International before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Tyco International.

The number of shares held by the subsidiaries of Tyco International at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Tyco International. While a subsidiary holds shares of Tyco International, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Tyco International by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under Tyco International’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or other undistributable reserve of Tyco International for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Tyco International may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Tyco International may, by ordinary resolution, reduce its authorized share capital in any way. Tyco International also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

Tyco International generally is required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Tyco International’s fiscal year-end. The first annual general meeting of Tyco International may be held outside Ireland. Thereafter, any Annual General Meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, Tyco International’s articles of association include a provision reflecting this requirement of Irish law.

Extraordinary general meetings of Tyco International may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Tyco International carrying voting rights or (iii) on requisition of Tyco International’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Tyco International as may be required from time to time.

Notice of a general meeting must be given to all shareholders of Tyco International and to the auditors of Tyco International. The articles of association of Tyco International provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Tyco International and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Tyco International’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Tyco International, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of

Tyco International’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and, pursuant to the articles of association, serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one-year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of Tyco International are half or less of the amount of Tyco International’s called-up share capital, the directors of Tyco International must convene an extraordinary general meeting of Tyco International’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

General

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Tyco International’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Tyco International’s articles of association. The articles of association of Tyco International permit the appointment of proxies by the shareholders to be notified to Tyco International electronically, when permitted by the directors.

Tyco International’s articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of Tyco International as of the record date for the meeting. Each Tyco International shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the articles of association of Tyco International, the directors of Tyco International may from time to time cause Tyco International to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders

Supermajority Voting

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Tyco International’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Tyco International’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	amending the objects of Tyco International;

•	amending the memorandum and articles of association of Tyco International;

•	approving the change of name of Tyco International;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration of Tyco International from a public limited company as a private company;

•	variation of class rights attached to classes of shares;

•	purchase of own shares off-market;

•	the reduction of share capital;

•	resolving that Tyco International be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of (1) 75% of the voting shareholders by value and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Class Rights Attaching to Shares

Variation of all or any special rights attached to any class of shares of Tyco International is addressed in the articles of association of Tyco International as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Tyco International must be approved by a special resolution of the shareholders of the class affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of Tyco International ordinary shares outstanding which entitle the holders to a majority of the voting power of Tyco International constitutes a quorum for the conduct of business. No business may take place at a general meeting of Tyco International if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Tyco International. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association of Tyco International and any act of the Irish Government which alters the memorandum of association of Tyco International; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Tyco International; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Tyco International; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of Tyco International which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Tyco International will also have the right to inspect all books, records and vouchers of Tyco International. The auditors’ report must be circulated to the shareholders with Tyco International’s audited financial statements 21 days before the annual general meeting and must be read to the shareholders at Tyco International’s annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

•	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

•	through a tender offer by a third party for all of the shares of Tyco International. Where the holders of 80% or more of Tyco International’s shares have accepted an offer for their shares in Tyco International, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Tyco International were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (“E.U.”), this threshold would be increased to 90%; and

•	it is also possible for us to be acquired by way of a merger with an EEA-incorporated company under the E.U. Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution (there is no statutory merger regime pursuant to Irish law for mergers between an Irish company and a company based outside of the European Economic Area, but Irish law nevertheless allows for the transfer of all assets and liabilities in accordance with an agreement such as the merger agreement).

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Tyco International’s articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of Tyco International must therefore make such a notification to Tyco International if as a result of a transaction the shareholder will be interested in 5% or more of the shares of Tyco International; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of Tyco International ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of Tyco International, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Tyco International. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Tyco International’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Tyco International within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Tyco International concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Tyco International, under the Irish Companies Acts, may by notice in writing require a person whom Tyco International knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Tyco International’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Tyco International, to give such further information as may be required by Tyco International including particulars of such person’s own past or present interests in shares of Tyco International. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Tyco International on a person who is or was interested in shares of Tyco International and that person fails to give Tyco International any information required within the reasonable time specified, Tyco International may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Tyco International on those shares, whether in respect of capital or otherwise.

Where the shares in Tyco International are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Tyco International’s articles of association include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits Tyco International from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•	Tyco International’s board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•	the business combination is approved by Tyco International’s board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of the outstanding voting shares of Tyco International.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of Tyco International on such terms and conditions as it may determine and any such action should be taken in the best interests of Tyco International. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. The board of directors represents that, it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of Tyco International or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Tyco International will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Tyco International within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Tyco International ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Tyco International (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Tyco International or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Tyco International ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Tyco International in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Tyco International. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Tyco International is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Tyco International and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Tyco International is not permitted to take any action which might frustrate an offer for the shares of Tyco International once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by the offeree at a general meeting; or

•	with the consent of the Irish Takeover Panel where:

•	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

•	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business

Corporate Governance

The articles of association of Tyco International delegate the day-to-day management of Tyco International to the board of directors. The board of directors may then delegate management of Tyco International to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Tyco International.

Our corporate governance guidelines and general approach to corporate governance as reflected in Tyco International’s memorandum and articles of association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although Tyco International is an Irish public limited company, Tyco International is not subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and Tyco International is therefore not subject to, nor will Tyco International adopt, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.

Duration; Dissolution; Rights upon Liquidation

Tyco International’s duration is unlimited. Tyco International may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Tyco International is required. Tyco International may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Tyco International has failed to file certain returns.

The rights of the shareholders to a return of Tyco International’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Tyco International’s memorandum and articles of association or the terms of any preferred shares issued by the directors of Tyco International from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Tyco International. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Tyco International’s articles of association provide that the ordinary shareholders of Tyco International are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Stock Exchange Listing

Tyco International ordinary shares are listed on the NYSE under the symbol “TYC”.

Uncertificated Shares

Holders of ordinary shares of Tyco International will not have the right to require Tyco International to issue certificates for their shares. Tyco International will only issue uncertificated ordinary shares.

Transfer and Registration of Shares

Tyco International’s share register is maintained by its transfer agent. Registration in this share register is determinative of membership in Tyco International. A shareholder of Tyco International who holds shares beneficially is not the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Tyco International’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Tyco International’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Tyco International’s official Irish share register.

Tyco International may, in its absolute discretion, pay or cause one of its affiliates to pay any stamp duty. Tyco International’s articles of association provide that, in the event of any such payment, Tyco International shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and permanent lien on the Tyco International ordinary shares acquired by such buyer and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Tyco International ordinary shares has been paid unless one or both of such parties is otherwise notified by Tyco International.

Tyco International’s articles of association delegate to Tyco International’s Secretary (or his or her nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Tyco International ordinary shares occurring through normal electronic systems, we regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Tyco International for this purpose) or request that Tyco International execute an instrument of transfer on behalf of the transferring party in a form determined by Tyco International. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Tyco International’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Tyco International’s official Irish share register (subject to the matters described below).

The directors of Tyco International have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Formation; Fiscal Year; Registered Office

Tyco International was incorporated in Ireland as a public limited company on May 9, 2014 with company registration number 543654. Tyco International’s fiscal year ends on the last Friday in September and Tyco International’s registered address is Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

When the ordinary shares offered hereby are issued, they will be duly and validly issued, fully paid and nonassessable.

DESCRIPTION OF PREFERRED SHARES

The following description of the material terms of Tyco International’s preferred shares is based on the provisions of our Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and Tyco International’s memorandum and articles of association, which are filed as exhibits to the registration statement related to this prospectus.

Under Tyco International’s articles of association, the board of directors is authorized to issue the entire authorized preferred share capital of Tyco International (i.e. up to a maximum of up to 100,000,000 preferred shares with a par value of $0.01 per share), including on a non-pre-emptive basis, with discretion as to the terms attaching to the preference shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. The authority extends for five years, ending September 8, 2019, at which time it will expire unless renewed by shareholder approval.

Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any shares in Tyco International, including the preference shares, during a period when an offer has been made for Tyco International or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights in Tyco International; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by the directors of Tyco International prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

Tyco International’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Tyco International. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as the directors of Tyco International may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at the option of Tyco International, and may be convertible into or exchangeable for shares of any other class or classes of Tyco International, depending on the terms of such preferred shares.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may from time to time issue warrants to purchase our debt securities or equity securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable supplement. You should read the particular terms of any warrants we offer described in the related supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of preferred shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred shares or ordinary shares;

•	if applicable, the designation and terms of the debt securities, preferred shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred shares or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

TIFSA, Tyco Luxembourg and Tyco will consent in the indenture to jurisdiction in the U.S. federal and state courts in the City of New York and to service of process in the City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantees. Any judgment against TIFSA, Tyco Luxembourg or Tyco in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Ireland. Investors should not assume that the courts of Luxembourg or Ireland would enforce judgments of U.S. courts obtained against TIFSA, Tyco Luxembourg or Tyco predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TIFSA, Tyco Luxembourg or Tyco predicated solely upon such laws.

Luxembourg

TIFSA is a public limited liability company organized under the laws of the Grand Duchy of Luxembourg. Certain members of TIFSA’s board of directors are non-residents of the United States and a substantial portion of TIFSA’s assets and the assets of its directors may be located outside the United States. As a result, you may not be able to effect a service of process within the United States on TIFSA or on such persons or to enforce in Luxembourg courts judgments obtained against TIFSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TIFSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

Tyco Luxembourg is a partnership limited by shares organized under the laws of the Grand Duchy of Luxembourg. Tyco Luxembourg is managed by its general partner Tyco Fire & Security S.à r.l., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg (the “General Partner”). Certain managers of the General Partner are non-residents of the United States and a substantial portion of Tyco Luxembourg and the assets of the managers of the General Partner may be located outside the United States. As a result, you may not be able to effect a service of process within the United States on Tyco Luxembourg or on such persons or to enforce in Luxembourg courts judgments obtained against Tyco Luxembourg or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against Tyco Luxembourg or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

TIFSA and Tyco Luxembourg have been advised by Allen & Overy (société en commandite simple) in Luxembourg (“Allen & Overy Luxembourg”), their Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to article 678 of the New Luxembourg Code of Civil Procedure and Luxembourg case law. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. judgment is enforceable (executoire) in the United States;

•	the jurisdictional ground of the U.S. court is founded according to Luxembourg conflict of jurisdiction rules and to the applicable domestic U.S. federal or state jurisdiction rules;

•	the U.S. court has applied to the dispute the substantive law which would have been designated by Luxembourg conflict of law rules;

•	the U.S. court has acted in accordance with its own procedural laws;

•	the U.S. judgment must not have violated the right of the defendant to present a defense;

•	the foreign judgment must not have been rendered as a result of or in connection with an invasion of Luxembourg law (“fraude à la loi”); and

•	the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Ireland

Tyco International is a public limited company organized under the laws of Ireland. Certain members of Tyco International’s board of directors are non-residents of the United States, and a substantial portion of Tyco International’s assets and the assets of its directors are located outside the United States. Additionally, a portion of Tyco International’s indirectly held assets consist of shares in TIFSA. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon Tyco International or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•	enforce against those persons in Ireland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

Tyco has been advised by its legal advisors that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

LEGAL MATTERS

The validity of the ordinary shares and preferred shares, and certain matters under the laws of Ireland related to the guarantees will be passed upon by Arthur Cox, Irish counsel to Tyco International. The validity of the debt securities, purchase contracts, warrants, and units offered by this prospectus will be passed upon for Tyco International, Tyco Luxembourg and TIFSA by Gibson, Dunn & Crutcher LLP, New York, New York, counsel to Tyco International, Tyco Luxembourg and TIFSA. Certain matters under the laws of Luxembourg related to the debt securities will be passed upon by Allen & Overy Luxembourg, Luxembourg counsel to TIFSA and Tyco Luxembourg. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Tyco International Ltd. and subsidiaries’ Annual Report on Form 10-K for the year ended September 26, 2014, and the effectiveness of Tyco International Ltd. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Tyco International Finance S.A.

as Issuer

Each of

Tyco International plc

and

Tyco Fire & Security Finance S.C.A.

as Guarantors

U.S. $750,000,000 3.900% Notes due 2026

U.S. $750,000,000 5.125% Notes due 2045

PROSPECTUS SUPPLEMENT

September 9, 2015

Joint Book-Running Managers

Deutsche Bank Securities

Goldman, Sachs & Co.

Morgan Stanley

Co-Managers

BBVA

BNP PARIBAS

BNY Mellon Capital Markets, LLC

Citigroup

J.P. Morgan

BofA Merrill Lynch

The Williams Capital Group, L.P.